UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 20, 2014

AS SEEN ON TV, INC.
(Exact name of registrant as specified in its charter)
Florida	000-53539	80-0149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14044 Icot Boulevard Clearwater, Florida 33760 (Address of principal executive offices) (Zip Code) (727) 230-1031 Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

See Item 5.02 of this Current Report on Form 8-K below, which item is incorporated by reference. The issuance of the restricted grants to acquire up to an aggregate of 25,174,888 shares of restricted common stock under the terms of the employment agreement was issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The certificates representing the grants will contain a legend restricting transferability absent registration or applicable exemption.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective July 1, 2014, the board of directors of the Company appointed Mark Ethier as Chief Operating Officer and President of the Company and to serve on the board of directors to fill a vacancy on the board. On the Effective Date the Company entered into a three year employment agreement with Mr. Ethier. The employment agreement provides for a base salary in the amount of $180,000 per annum, although from the July 1, 2014 through October 1, 2014 the rate shall be reduced to $72,000. Mr. Ethier shall also be entitled to an annual bonus as determined by the board of directors. On August 20, 2014, the Company amended and restated the agreement to remove the provision for issuance of options within 30 days of the original effective date and provide that upon board approval Mr. Ethier shall be granted such number of shares of restricted common stock of the Company equivalent to 4% of outstanding shares of the Company (on a fully diluted basis), which equals 25,174,888 shares of common stock based on a grant date of August 20, 2014. The shares shall vest in 25% increments each of the initial two years following the initial effective date of the agreement and the final 50% vesting three years following the initial effective date of the agreement. The employment agreement provides for ordinary executive benefits and perquisites, and imposes standard non-competition and non-solicitation covenants. The employment agreement also contain a provision which provides that for 360 days following any change in control, the termination or resignation of the officer will be treated as a termination without cause. As such, the officer would be entitled to severance compensation for the remaining compensation left for the term of his employment agreement, and all unvested stock, stock equivalents or stock options would immediately vest in full, free of Company-imposed restrictions.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement with Mark Ethier dated August 20, 2014, effective July 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

As Seen On TV, Inc.

By:	/s/ Robert DeCecco
Robert DeCecco
Chief Executive Officer

Date: August 26, 2014

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